UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2023

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 17, 2023, the Company notified the New York Stock Exchange (“NYSE”) that the Company is deficient in meeting the requirement under Section 303A.07(a) of the NYSE Listed Company Manual (the “Manual”), which requires NYSE audit committees to be comprised of at least three independent directors. On October 20, 2023, the Company further notified the NYSE that it was deficient with respect to Section 303A.01 of the Manual as well.

Previously, each of Alexander Suh, Christine Russell, Harold Berenson, and Theodore Wang tendered their respective resignations from the Company’s board of directors (the “Board”) and, to the extent applicable, all committees thereof. Following the resignations, the Board was fixed at four directors, with Michael Fanfant and Yakov Zubarev joining Chief Executive Officer Paul O’Brien and independent director Jurgen Ingels.

As a result of those Board changes, the Board no longer contains a majority of members who are independent under the NYSE listing standards, thus rendering the Board deficient for purposes of Section 303A.01 of the Manual. Further, the Company’s Audit Committee is presently comprised of one director, Mr. Ingels, who is independent under the NYSE listing standards, thus rendering the Audit Committee deficient for purposes of Section 303A.07(a) of the Manual. The Company is currently considering its next steps regarding compliance.

Forward-Looking Statements

Certain statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this Current Report include statements regarding changes to Board and committee composition, non-compliance under NYSE listing standards, and related actions and events and the results therefrom. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or the Board, or third parties, including those beyond the Company’s control. Such differences and uncertainties and related risks include, but are not limited to, the possibility that there will be changes to the Board and its committees, and the NYSE may take action, including delisting, due to, among other things, the Company’s failure to meet NYSE listing requirements. The foregoing list of differences and risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect the Board, and related events, please review “Risk Factors” and other information included in the Company’s filings, including the Company’s Current Report on Form 8-K filed on October 10, 2023 and amended on October 16, 2023, and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: October 23, 2023
	By:	/s/ Paul O’Brien
Paul O’Brien
Chief Executive Officer